                                                         Item 24.b. Exhibit (16)


                            SECURITY TAX-EXEMPT FUND
                                    (CLASS A)

Yield As Of December 31, 1995

2        [    (   116,796.11   -  16,887.14 /1 )6 - 1 ]
               ----------------------------
         [    ((2,519,974.497)     (10.44)     )      ]

         2    [ (1.003797588)6 - 1]

         2    [ (1.023002952) - 1]

                 2  (.023002952)

Yield         =     .0460 or 4.60%
                    -----    ----

Average Annual Total Return As Of December 31, 1995

1.     Average Total Return For 1 Year = +10.01%
                                         ------

              1000                (1+T) 1                 =         1100.11
                                  (1+T) 1                 =         1.10011
                                   1+T                    =         1.1001
                                     T                    =          .1001

2.     Average Total Return For 5 Years = +6.31%
                                          -----

              1000                (1+T) 5                 =         1358.05
                                  (1+T) 5                 =         1.35805
                                 ((1+T) 5)1/5             =        (1.35805)1/5
                                   1+T                    =         1.0631
                                     T                    =          .0631

3.     Average Total Return For 10 Years = +6.56%
                                           -----

              1000                (1+T) 10                =         1887.79
                                 ((1+T) 10)1/10           =        (1.88779)1/10
                                   1+T                    =         1.0656
                                     T                    =          .0656

                                                         Item 24.b. Exhibit (16)

                        TAX EQUIVALENT YIELD COMPUTATION
                            (AS OF DECEMBER 31, 1995)

Regular Yield - +4.60%

TAX EQUIVALENT YIELD FOR 15% TAX BRACKET:
----------------------------------------

1-.15 = .85
4.60 / .85 = 5.4117 = 5.41%
                      ----

TAX EQUIVALENT YIELD FOR 28% TAX BRACKET:
----------------------------------------

1-.28 = .72
4.60 / .72 = 6.3888 = 6.39%
                      ----

                                                         Item 24.b. Exhibit (16)

                            SECURITY TAX-EXEMPT FUND
                     TOTAL RETURN FROM 12/31/85 TO 12/31/95

Value of $1,000 investment invested on December 31, 1985, at December 31, 1995, was $1,982.

                  1,982 / 1,000 = 98.2%

                             Ending of
             Beginning of    Year Value
    Year      Year Value      At 12/31
    ----      ----------      --------

    1986         1,000         1,152       1,152    /    1,000     =     +15.2%
    1987         1,066         1,137       1,137    /    1,152     =      -1.3%
    1988         1,250         1,253       1,253    /    1,137     =     +10.2%
    1989         1,439         1,308       1,308    /    1,253     =      +4.4%
    1990         1,420         1,389       1,389    /    1,308     =      +6.2%
    1991         1,566         1,552       1,552    /    1,389     =     +11.7%
    1992         1,635         1,665       1,665    /    1,552     =      +7.3%
    1993         1,736         1,871       1,871    /    1,665     =     +12.4%
    1994         1,940         1,716       1,716    /    1,871     =      -8.3%
    1995         2,081         1,982       1,982    /    1,716     =     +15.5%

This assumes reinvestment of all dividends.

                                                         Item 24.b. Exhibit (16)

B SHARES
--------

Total Return from January 1, 1995, to December 31, 1995. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 9.05 = 110.49 shares.

Ending value of initial investment at December 31, 1995, NAV price = 110.49 shares x 9.95 = $1,099.37.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
4.368 shares x 9.95 = $43.46.

Contingent deferred sales charge = 1,000 x .05 = $50.

Total ending redeemable value:                    1,099.37
                                                     43.46
                                               -    (50.00)
                                                  --------
                                                  1,092.83

Total Return:              1,092.83 - 1,000 = 92.83
                           92.83 / 1,000 = 9.28%

                       -------------------------------------------------------


Calendar 1995              % change
                           = value at end of year...............  1,092.83
                           less value at beginning..............  1,000.00
                                                                  --------
                                                                     92.83

Change                                92.83
                                      -----
Beginning Value                       1,000      =   9.28%